EXHIBIT NO. 99.(n) 2

MFS Funds

Amended and Restated Plan Pursuant to Rule 18f-3(d) Under the

Investment Company Act of 1940

Effective September 6, 1996, as amended and restated:

August 15, 2003

January 25, 2005 (Addition of R Share Classes)

January 24, 2006 (Addition of W Share Class)

April 25, 2006 (Addition of Voluntary Conversion)

June 25, 2006 (Addition of Methodology for
Allocating Income, Realized Gains and Losses and Dividends)

October 25, 2006 (Addition of A1 and B1 Share Classes)

November 1, 2007 (Conversion of Class R and R2 Shares)

February 28, 2008 (Termination of Master Class R Administration and Service Agreement)

April 19, 2008 (Conversions and Redesignations of Class R Share Suite)

May 1, 2009 (Conversions - Class A, Class I, Class W; removal of Class J; revisions to money market exchanges)

May 1, 2011 (Class C Share Voluntary Conversions and Removal of references to sales in Japan)

July 1, 2011 (Clarify Conversion/Exchange Features Applicable to Class 529 Shares)

December 13, 2011 (Addition of Class R5; Mandatory Conversion of Class W; Revisions to Allocation Methodology)

May 30, 2012 (Eliminate reference to Class W; Provide Conversion Feature from Class I to

Class R5, Revisions to Allocation Methodology)

August 26, 2016 (Redesignation of Class R5 as Class R6)

March 14, 2017 (Addition of Class T Shares)

April 4, 2017 (Class R Share Eligibility)

June 13, 2017 (Provide Conversion Feature from Class C / Class 529C to Class A / Class 529A; Revisions to Allocation Methodology Exhibit)

April 23, 2018 (Provide Automatic Conversion Feature from Class C / Class 529C to Class A / Class 529A)

March 2, 2020 (Provide Exchange Feature Applicable to Class R6 Shares)

June 1, 2020 (Provide for Lower Net Asset Value Breakpoint for Certain Funds)

July 17, 2020 (Conversion for Class A, Class B, and Class C Held Directly with MFSC and for which No Financial Intermediary Is Specified to Class I)

September 30, 2020 (Changes to Exchange Features Section)

May 6, 2021 (Board-Approved Conversion of One Class to Another Within the Same Fund)

June 9, 2022 (Removal of Class 529A, Class 529B, Class 529C, and Class T Share Classes)

October 24, 2022 (Revise Exchange Feature Applicable to Class R6 shares in connection with addition of MFS Series Trust XVII and its series MFS International Equity Fund to Exhibit A)

EXHIBIT A, as revised:

July 26, 2005 (Addition of MFS Series Trust XII)

April 25, 2006 (Addition of MFS Diversified Income Fund

(formerly MFS Government Securities Fund))

July 26, 2006 (Addition of MFS Sector Rotational Fund)

June 22, 2007 (Termination of AGF, MVF, IBF and MMB)

September 25, 2007 (Redesignation of MFS Government Limited Maturity Fund as MFS Series Trust XV and Addition of MFS Diversified Target Return Fund)

April 1, 2008 (Redesignation of MFS Emerging Growth Fund as MFS Growth Fund)

June 1, 2008 (Redesignation of MFS Union Standard Equity Fund as

MFS Blended Research Core Equity Fund)

September 23, 2008 (Addition of MFS Commodity Strategy Fund, MFS Fundamental 130/30 Fund, and MFS Global Real Estate Fund)

May 31, 2010 (Addition of MFS Global Bond Fund)

July 21, 2010 (Addition of MFS Asia Pacific Ex-Japan Fund, MFS European Equity Fund, MFS Latin American Equity Fund, and MFS Lifetime 2050 Fund)

February 15, 2011 (Addition of MFS Absolute Return Fund and MFS Global Tactical Allocation Fund)

April 12, 2011 (Addition of MFS New Discovery Value Fund and

Termination of MFS Research Bond Fund J)

July 20, 2011 (Addition of MFS Global Brands Fund and

MFS Emerging Markets Debt Local Currency Fund)

September 13, 2011 (Redesignation of MFS Global Brands Fund as MFS Global Leaders Fund)

October 18, 2011 (Addition of MFS Global New Discovery Fund)

July 17, 2012 (Addition of MFS Equity Income Fund, MFS Lifetime 2015 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2045 Fund, and MFS Lifetime 2055 Fund)

September 10, 2013 (Addition of MFS Low Volatility Equity Fund and MFS Low Volatility Global Equity Fund, and Redesignation of MFS Sector Rotational Fund as MFS Equity Opportunities Fund)

February 1, 2014 (Redesignation of MFS Diversified Target Return Fund as

MFS Global Alternative Strategy Fund)

March 31, 2014 (Redesignation of MFS High Yield Opportunities Fund as

MFS Global High Yield Fund)

May 6, 2014 (Addition of MFS Managed Wealth Fund)

June 20, 2014 (Reorganization of MFS Lifetime 2010 Fund into

MFS Lifetime Retirement Income Fund)

July 1, 2014 (Redesignation of MFS Cash Reserve Fund as MFS U.S. Government Cash Reserve Fund)

July 23, 2014 (Termination of MFS Asia Pacific ex-Japan Fund, MFS European Equity Fund,

and MFS Latin American Equity Fund)

August 28, 2014 (Redesignation of MFS Lifetime Retirement Income Fund as

MFS Lifetime Income Fund)

March 31, 2015 (Redesignation of MFS Research Bond Fund as MFS Total Return Bond Fund)

April 30, 2015 (Redesignation of MFS Bond Fund as MFS Corporate Bond Fund)

July 15, 2015 (Addition of MFS Blended Research Emerging Markets Equity Fund, MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Small Cap Equity Fund,

and MFS Blended Research Value Equity Fund)

November 18, 2015 (Termination of MFS Global Leaders Fund)

June 14, 2016 (Addition of MFS Blended Research Mid Cap Equity Fund)

August 5, 2016 (Reorganization of MFS Lifetime 2015 Fund into MFS Lifetime Income Fund)

September 13, 2016 (Addition of MFS Lifetime 2060 Fund)

October 10, 2017 (Addition of MFS Prudent Investor Fund)

March 29, 2018 (Terminations of MFS Absolute Return Fund and MFS Global Multi-Asset Fund)

June 1, 2019 (Redesignation of MFS International Value Fund as

MFS International Intrinsic Value Fund)

October 25, 2019 (Termination of MFS Equity Opportunities Fund)

May 7, 2020 (Addition of MFS International Large Cap Value Fund)

July 1, 2020 (Redesignation of MFS Strategic Income Fund as MFS Income Fund)

August 21, 2020 (Termination of MFS Blended Research Global Equity Fund)

December 9, 2020 (Addition of MFS Emerging Markets Equity Research Fund)

April 8, 2021 (Addition of MFS Municipal Intermediate Fund)

April 30, 2021 (Redesignation of MFS Global Bond Fund as MFS Global Opportunistic Bond Fund)

July 16, 2021 (Addition of MFS Lifetime 2065 Fund)

October 1, 2021 (Termination of MFS Tennessee Municipal Bond Fund)

December 8, 2021 (Addition of MFS Intrinsic Value Fund)

May 4, 2022 (Addition of MFS Core Bond Fund)

October 24, 2022 (Addition of MFS Series Trust XVII and its series MFS International Equity Fund)

February 21, 2025 (Termination of MFS Prudent Investor Fund)

April 29, 2026 (Addition of MFS Lifetime 2070 Fund)

April 30, 2026 (Redesignation of MFS Intrinsic Value Fund as MFS Intrinsic Equity Fund and MFS International Intrinsic Value Fund as MFS International Intrinsic Equity Fund)

May 22, 2026 (Termination of MFS Lifetime 2025 Fund)

August 1, 2026 (Redesignation of MFS International Large Cap Value Fund as

MFS International Value Fund)

MFS Funds

Amended and Restated Plan Pursuant to Rule 18f-3(d) Under the

Investment Company Act of 1940

Effective September 6, 1996, as amended and restated August 15, 2003, as amended and restated January 25, 2005, as amended and restated January 24, 2006, as amended and restated April 25, 2006, as amended and restated June 25, 2006, as amended and restated October 25, 2006, as amended and restated November 1, 2007, as amended and restated March 1, 2008, as amended and restated April 19, 2008 as amended and restated May 1, 2009, as amended and restated May 1, 2011, as amended and restated July 1, 2011, as amended and restated December 13, 2011, as amended and restated August 26, 2016, as amended and restated March 14, 2017, as amended April 4, 2017, as amended and restated June 13, 2017, as amended and restated April 23, 2018, as amended and restated effective March 2, 2020, as amended and restated effective June 1, 2020, as amended and restated effective July 17, 2020, as amended and restated effective September 30, 2020, as amended and restated effective May 6, 2021, as amended and restated effective June 9, 2022 and as amended and restated effective October 24, 2022.

 This Plan relating to Multiple Classes of Shares (the “Plan”) has been adopted by each of the registered investment companies (the “Trust” or “Trusts”), identified on behalf of its various series from time to time on Exhibit A hereto, severally and not jointly, pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), and sets forth the methodology for allocating income, gains and losses and expenses among the classes of shares representing interests in the same portfolio issued by the Trusts under a multiple distribution arrangement and the conversion and exchange feature, if any, of each such class of shares (the “Multiple Distribution System”).

A. The Trusts and Funds

Each Trust is an open-end management investment company registered under the 1940 Act, some consisting of multiple investment portfolios or series, each of which has separate investment objectives and policies and segregated assets (the “Fund” or “Funds”).

Each Trust (if it has no series) and each Trust on behalf of each Fund (if it has series) has entered into an investment advisory agreement with Massachusetts Financial Services Company or an affiliate thereof (“MFS”) pursuant to which MFS, subject to the general supervision of the Board of Trustees of the Trust, provides portfolio management services. Each Trust has also entered into an administrative services agreement with MFS pursuant to which MFS provides financial operations, legal and other administrative services to each Fund. Each Trust has also entered into a distribution agreement with MFS Fund Distributors, Inc. (“MFD”) to provide certain distribution services for each Fund, pursuant to which MFD acts as each Fund’s distributor. Certain Funds have adopted a distribution plan (a “Rule 12b-1 Plan”) with respect to one or more of such Funds’ share classes in accordance with Rule 12b-1 under the 1940 Act. Transfer agency and recordkeeping functions are provided to each Fund by MFS Service Center, Inc. (“MFSC”) pursuant to a shareholder servicing agent agreement.

Share Classes

The Funds offer Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, Class R4, and Class R6, as specified in this Rule 18f-3 plan. Class A1 and Class B1 shares have identical characteristics for purposes of this Rule 18f-3 plan as the corresponding Class A and Class B shares. Therefore, unless noted otherwise, references in this 18f-3 Plan to Class A and Class B shares will refer to the corresponding Class A1 and Class B1 shares.

C. The Multiple Distribution System

Under the Multiple Distribution System, each Fund may provide investors with the option of purchasing shares: (1) with a front-end sales load (except sales of $250,000 or more, $500,000 or more or $1 million or more (depending on the Fund) and purchases by certain retirement plans, which may be subject to a contingent deferred sales charge (“CDSC”)) which may vary among Funds and, in some cases, a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan (“Class A” shares); (2) without a front-end sales load, but subject to a CDSC as well as a distribution fee and/or a service fee pursuant to a Rule 12b-1 Plan (“Class B” shares); (3) without a front-end load, but subject to a CDSC, (which may differ from the CDSC applicable to Class B shares) as well as a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan (“Class C” shares); (4) without a front-end load or CDSC and without a distribution or service fee pursuant to a Rule 12b-1 plan (“Class I and Class R4 shares”); (5) without a front-end load or CDSC and without a distribution or service fee pursuant to a Rule 12b-1 plan and without subaccounting service fees (“Class R6 shares”); and (6) without a front-end load or CDSC but with a distribution and/or service fee pursuant to a Rule 12b-1 plan (“Class R1, Class R2 and Class R3 shares”). Some of the Funds presently offer only certain of these classes of shares to investors. This Plan shall apply to the classes of shares of each Fund only to the extent each Trust has designated particular classes of shares for that Fund. The Funds may from time to time create one or more additional classes of shares, the terms of which may differ from the Class A shares, Class B shares, Class C shares, Class I shares, Class R1 shares, Class R2 shares, Class R3 shares, Class R4 shares, and Class R6 shares, described below. In addition, MFS may elect to waive all or a portion of any front-end sales load, CDSC, distribution or service fee assessed with respect to any class of shares of any Fund to the extent permitted by applicable law.

 1. Class A Shares

 Class A shares are offered to investors at net asset value plus a front-end sales load (except for certain sales, which may be subject to a CDSC). The sales load is at rates competitive in the industry and is subject to reduction for larger purchases and under a right of accumulation or a letter of intention. In accordance with Section 22(d) of the 1940 Act, the front-end sales load is waived for certain types of investors or in connection with certain classes of transactions. Class A shareholders are assessed an ongoing service fee and/or distribution fee under a Rule 12b-1 Plan based upon a percentage of the average daily net asset value of the Class A shares. Proceeds from the front-end load, service fee and distribution fee are used by MFD primarily to pay initial commissions, ongoing service fees and certain distribution-related expenses, respectively. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

2. Class B Shares

 Class B shares are offered to investors at net asset value without the imposition of a sales load at the time of purchase. However, an investor’s proceeds from a redemption of Class B shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and retained by MFD. The amount of any applicable CDSC will be based upon the lower of the net asset value at the time of purchase or at the time of redemption as required by Rule 6c-10 under the 1940 Act. Class B shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (1) reinvestment of dividends or capital gain distributions, (2) shares redeemed after a defined period of time, or (3) increases in the value of an account due to capital appreciation. Class B shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Class B shares that are outstanding for a specified period of time will automatically convert to Class A shares of the Fund. See “Conversion Features – Automatic Conversions” below. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

3. Class C Shares

 Class C shares are offered to investors at net asset value without the imposition of a front-end sales load. Class C shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. In addition, an investor’s proceeds from a redemption of Class C shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and retained by MFD. Class C shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (i) reinvestment of dividends or capital gains distributions, (ii) shares redeemed after a defined period of time, or (iii) increases in the value of an account due to capital appreciation. Class C shares differ from Class B shares in that (i) the Class C shares would be subject to a lower CDSC than the Class B shares and (ii) the CDSC would be imposed on the Class C shares for a shorter period of time than the Class B shares. Class C shares that are outstanding for a specified period of time will automatically convert to Class A shares of the Fund. See “Conversion Features – Automatic Conversions” below. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

4. Class I Shares

 Class I shares are offered to certain investors at net asset value without the imposition of a front-end load or a CDSC and without a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan.

 5. Class R1, Class R2, Class R3, Class R4, and Class R6

 Class R1, Class R2, Class R3, Class R4 and Class R6 shares are offered to certain investors at net asset value without the imposition of a front-end load or CDSC. Class R1, Class R2 and Class R3 shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Amounts payable under the Rule 12b-1 Plan are subject to such limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. Class R4 shares are offered without a distribution or service fee pursuant to a Rule 12b-1 Plan. Class R6 shares are offered without a distribution or service fee pursuant to a Rule 12b-1 Plan and without sub-accounting service fees.

D. Income, realized gains and losses, unrealized appreciation and depreciation and Expenses:

1. Permissible Methods of Allocating Income, Realized Gains and Losses, Unrealized Appreciation and Depreciation and Expenses

(a) Income, realized gains and losses, unrealized appreciation and depreciation, and expenses of a Fund not allocated to a particular class (“Fundwide Expenses”) shall be allocated based on one of the following methods (which method shall be applied on a consistent basis):

(i) To each class based on the net assets of that class in relation to the net assets of the Fund (“relative net assets”);

(ii) To each class based on the Simultaneous Equations Method (as defined below);

(iii) To each class based on the Settled Shares Method (as defined below), provided that the Fund is a Daily Dividend Fund (as defined below) (such a Fund may allocate income and Fundwide Expenses based on the Settled Shares Method (as defined below) and realized gains and losses and unrealized appreciation and depreciation based on relative net assets);

(iv) To each share without regard to class, provided that the Fund is a Daily Dividend Fund (as defined below) that maintains the same net asset value per share in each class; that the Fund has received undertakings from its investment adviser, underwriter, or any other provider of services to the Fund, agreeing to waive or reimburse the Fund for payments to such service provider by one or more classes, as allocated under Rule 18f-3(a)(1), to the extent necessary to assure that all classes of the Fund maintain the same net asset value per share; and that payments waived or reimbursed under such an undertaking may not be carried forward or recouped at a future date; or

(v) To each class based on any other appropriate method, provided that a majority of the Trustees of the relevant Trust, and a majority of the Trustees who are not “interested persons” of the Trust (“Disinterested Trustees”), determine that the method is fair to the shareholders of each class and that the annualized rate of return of each class will generally differ from that of the other classes only by the expense differentials among the classes.

(b) For purposes of this Policy:

(i) Daily Dividend Fund means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7;

(ii) Fundwide Expenses means expenses of the Fund not allocated to a particular class under Rule 18f-3(a)(1);

(iii) The Settled Shares Method means allocating to each class based on relative net assets, excluding the value of subscriptions receivable; and

(iv) The Simultaneous Equations Method means the simultaneous allocation to each class of each day's income, realized gains and losses, unrealized appreciation and depreciation, and Fundwide Expenses and reallocation to each class of undistributed net investment income, undistributed realized gains or losses, and unrealized appreciation or depreciation, based on the operating results of the Fund, changes in ownership interests of each class, and expense differentials between the classes, so that the annualized rate of return of each class generally differs from that of the other classes only by the expense differentials among the classes.

2. Allocation Methodology

Under the Multiple Distribution System, all income, realized gains and losses, unrealized appreciation and depreciation and expenses incurred by a Fund (other than expenses incurred solely on behalf of a particular class) are borne proportionately by each class of shares in accordance with the methodology set forth on Exhibit B hereto, except for the different (i) distribution and service fees (and any other costs relating to implementing the Rule 12b-1 Plan or an amendment to such Plan including obtaining shareholder approval of the Rule 12b-1 Plan or an amendment to such Plan); (ii) administration and certain other fees and expenses attributable to a class; and (iii) sub-accounting service fees. The fees and expenses described in sub-paragraph (i) and (ii) shall be borne directly by the class incurring such fees and expenses, and the fees and expenses described in sub-paragraph (iii) shall be allocated only to those classes that are eligible to incur sub-accounting service fees and then in proportion to each class' relative net assets.

3. Approval of Allocation Methodology

The allocation methodology set forth on Exhibit B hereto shall be approved initially by a vote of a majority of the Disinterested Trustees. No material amendment may be made to the allocation methodology without the approval of a majority of the Trustees, including a majority of the Disinterested Trustees.

E. Conversion Features

1. Automatic Conversions

A. Conversion of Class B shares

 If a shareholder’s Class B shares of a Fund remain outstanding for a specified period of time, they will automatically convert to Class A shares of that Fund at the relative net asset values of each of the classes, and will thereafter be subject to the lower fee under the Class A Rule 12b-1 Plan (the Class B shares will convert into Class A shares and Class B1 shares will convert to Class A1 shares). Shares purchased through the reinvestment of distributions paid in respect of Class B shares will be treated as Class B shares for purposes of the payment of the distribution and service fees under the Rule 12b-1 Plan applicable to Class B shares. However, for purposes of conversion to Class A, all shares in a shareholder’s account that were purchased through the reinvestment of distributions paid in respect of Class B shares (and which have not converted to Class A shares as provided above) will be held in a separate sub-account. Each time any Class B shares in the shareholder’s account (other than those in the sub-account) convert to Class A, a portion of the Class B shares then in the sub-account will also convert to Class A. The portion will be determined by the ratio that the shareholder’s Class B shares not acquired through distributions that are converting to Class A bears to the shareholder’s total Class B shares not acquired through distributions.

B. Conversion of Class C shares

 If a shareholder’s Class C shares of a Fund remain outstanding for a specified period of time, they will automatically convert to Class A shares of that Fund at the relative net asset values of each of the classes, and will thereafter be subject to the lower fee under the Class A Rule 12b-1 Plan (the Class C shares will convert into Class A shares). Shares purchased through the reinvestment of distributions paid in respect of Class C shares will be treated as Class C shares for purposes of the payment of the distribution and service fees under the Rule 12b-1 Plan applicable to Class C shares. However, for purposes of conversion to Class A shares, all shares in a shareholder’s account that were purchased through the reinvestment of distributions paid in respect of Class C shares (and which have not converted to Class A shares as provided above) will be held in a separate sub-account. Each time any Class C shares in the shareholder’s account (other than those in the sub-account) convert to Class A, a portion of the Class C shares then in the sub-account will also convert to Class A. The portion will be determined by the ratio that the shareholder’s Class C shares not acquired through distributions that are converting to Class A bears to the shareholder’s total Class C shares not acquired through distributions.

C. Conversion of Other Classes

 Any other class of shares may provide that shares in that class (the “Purchase Class”) will, after a period of time, automatically convert into another class of shares (the “Target Class”) in accordance with the provisions of Rule 18f-3. Such a conversion feature would be described in the relevant Fund’s prospectus.

2. Voluntary Conversions

A. Class A Conversions

Class A shares of a Fund may be converted into Class I shares of that Fund (if available) at the election of the shareholder, provided that following the conversion the shareholder meets applicable eligibility requirements for Class I shares (as described in the Fund’s prospectus). Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

 B. Class C Conversions

Class C shares of a Fund may be converted into Class I shares of that Fund (if available) at the election of the shareholder, provided that at the time of the conversion the Class C shares to be converted are no longer subject to a CDSC and following the conversion the shareholder meets applicable eligibility requirements for Class I shares (as described in the Fund’s prospectus). Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

Class C shares of a Fund may also be converted into Class A shares of that Fund (if available) at the election of the shareholder, subject to the conditions described in the Fund's prospectus, and provided that following the conversion the shareholder meets applicable eligibility requirements for Class A shares, if any (as described in the Fund’s prospectus). Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

Shares purchased through the reinvestment of distributions paid in respect of Class C shares are not subject to a CDSC.

C. Class I Conversions

Class I shares of a Fund may be converted into Class A or Class R6 shares of the Fund at the election of the shareholder, provided that, for conversions to Class R6, following the conversion the shareholder meets applicable eligibility requirements for the other share class (as described in the Fund’s prospectus). Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

3. Conversions Authorized by MFD for Class A, Class B, and Class C shares held directly on MFSC's books and for which No Financial Intermediary Is Specified

 MFD is authorized to convert Class A, Class B, and Class C shares of a Fund that are held directly on MFSC's books and for which no financial intermediary is specified into Class I shares of that Fund. Such conversion shall be effected at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

4. Other Conversion of Shares

 The Trustees from time to time may establish conversion privileges to convert any class of shares into any other class of shares of the same Fund. Any such conversion will convert into another class of shares on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge, and in a manner that is consistent with the provisions of Rule 18f-3, as amended from time to time.

5. General

Any conversion of shares of one class to shares of another class would be subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of legal counsel to the effect that the conversion of these shares does not constitute a taxable event under federal tax law. Any such conversion may be suspended if such a ruling or opinion is no longer available. In the event such conversion does not occur, these shares would continue to be subject for an indefinite period to the higher distribution fees and, in some cases, higher shareholder servicing fees of the class.

F. Exchange Features

Each class of shares may have different exchange features applicable to the shares of that class. Currently, Class A shares and Class A1 shares of a Fund may be exchanged, either all or in part, at net asset value for Class A shares of another Fund and for shares of the MFS U.S. Government Money Market Fund to the extent provided in the Fund’s prospectuses and statements of additional information. Class A shares of MFS U.S Government Cash Reserve Fund may be exchanged for Class A shares of another Fund at net asset value plus that Fund’s normal front-end load (except in certain situations described in MFS U.S. Government Cash Reserve Fund’s prospectus). Class B shares and Class B1 shares may be exchanged, either all or in part, at net asset value for Class B shares of another Fund. Class C shares may be exchanged, either all or in part, at net asset value for Class C shares of another Fund. Class I shares may be exchanged, either all or in part, at net asset value for Class I shares of another Fund available for purchase by the shareholder and for shares of the MFS U.S. Government Money Market Fund to the extent provided in the Fund’s prospectuses and statements of additional information. Class R1, Class R2, Class R3, Class R4 and Class R6 shares may be exchanged, either all or in part, at net asset value for Class R1, Class R2, Class R3, Class R4 and Class R6 shares, respectively, of another Fund available for purchase by the shareholder. With respect to an exchange involving shares subject to a CDSC, the CDSC will be unaffected by the exchange and the holding period for purposes of calculating the CDSC will carry over to the acquired shares. Other exchange privileges and limitations may apply as described in the Funds’ prospectuses and statements of additional information. For example, certain classes of shares of a Fund may be exchanged for certain other classes of shares of the same Fund under the circumstances described in the Fund's prospectus. Each exchange is subject to share availability and must involve shares having an aggregate minimum value as set forth in the Fund’s prospectus.

G. Plan Duration

This Plan shall continue in effect indefinitely unless terminated or amended as provided herein.

H. Termination and Amendment Procedure

This Plan may be terminated at any time with respect to a Fund by a vote of a majority of the Disinterested Trustees or by a vote of the holders of a “majority of the outstanding voting securities” of that Fund. No material amendment may be made to this Plan without the approval of a majority of the Trustees, including a majority of the Disinterested Trustees, after a finding that the Plan is in the best interests of: (i) each class of shares individually that is affected by the amendment; and (ii) each Fund as a whole that is affected by the amendment. This Plan may be amended without Trustee approval to make a change that is not material which includes, by way of example, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof.

I. Scope of Trust’s Obligations

A copy of the Declaration of Trust of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. It is acknowledged that the obligations of or arising out of this Plan are not binding upon any of the Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Plan is adopted by the Trust on behalf of one or more series of the Trust, it is further acknowledged that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Plan are binding solely upon the assets or property of the series on whose behalf the Trust has adopted this Plan. If the Trust has adopted this Plan on behalf of more than one series of the Trust, it is also acknowledged that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and no series shall be responsible for the obligations of another series. It is further acknowledged that the obligations and liabilities attributable to a particular class are binding solely upon the assets of that class.

J. Miscellaneous Provisions

As used in this Plan, the terms “interested person” and “majority of the outstanding voting securities” are used as defined in the 1940 Act, and in accordance with each Trust’s Declaration of Trust. This Plan shall be administered and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and the Rules and Regulations promulgated thereunder. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

EXHIBIT A

Dated: August 1, 2026

MFS® Series Trust I:

MFS® Core Equity Fund

MFS® Low Volatility Equity Fund

MFS® Low Volatility Global Equity Fund

MFS® New Discovery Fund

MFS® Research International Fund

MFS® Technology Fund

MFS® U.S. Government Cash Reserve Fund

MFS® Value Fund

MFS® Series Trust II:

MFS® Growth Fund

MFS® Series Trust III:

MFS® Global High Yield Fund

MFS® High Income Fund

MFS® Municipal High Income Fund

MFS® Series Trust IV:

MFS® Blended Research Emerging Markets Equity Fund

MFS® Blended Research International Equity Fund

MFS® Global New Discovery Fund

MFS® Mid Cap Growth Fund

MFS® Series Trust V:

MFS® International New Discovery Fund

MFS® Research Fund

MFS® Total Return Fund

MFS® Series Trust VI:

MFS® Global Equity Fund

MFS® Global Total Return Fund

MFS® Utilities Fund

MFS® Series Trust VII:

MFS® Emerging Markets Equity Research Fund

MFS® Equity Income Fund

MFS® Intrinsic Equity Fund

MFS® Series Trust VIII:

MFS® Global Growth Fund

MFS® Income Fund

MFS® Series Trust IX:

MFS® Corporate Bond Fund

MFS® Inflation-Adjusted Bond Fund

MFS® Limited Maturity Fund

MFS® Municipal Limited Maturity Fund

MFS® Total Return Bond Fund

MFS® Series Trust X:

MFS® Aggressive Growth Allocation Fund

MFS® Blended Research Growth Equity Fund

MFS® Blended Research Mid Cap Equity Fund

MFS® Blended Research Small Cap Equity Fund

MFS® Blended Research Value Equity Fund

MFS® Conservative Allocation Fund

MFS® Emerging Markets Debt Fund

MFS® Emerging Markets Debt Local Currency Fund

MFS® Emerging Markets Equity Fund

MFS® Global Opportunistic Bond Fund

MFS® Growth Allocation Fund

MFS® International Diversification Fund

MFS® International Growth Fund

MFS® International Intrinsic Equity Fund

MFS® International Value Fund

MFS® Managed Wealth Fund

MFS® Moderate Allocation Fund

MFS® Series Trust XI:

MFS® Mid Cap Value Fund

MFS® Blended Research Core Equity Fund

MFS® Series Trust XII:

MFS® Core Bond Fund

MFS® Lifetime Income Fund

MFS® Lifetime 2030 Fund

MFS® Lifetime 2035 Fund

MFS® Lifetime 2040 Fund

MFS® Lifetime 2045 Fund

MFS® Lifetime 2050 Fund

MFS® Lifetime 2055 Fund

MFS® Lifetime 2060 Fund

MFS® Lifetime 2065 Fund

MFS® Lifetime 2070 Fund

MFS® Series Trust XIII:

MFS® Diversified Income Fund

MFS® Global Real Estate Fund

MFS® Government Securities Fund

MFS® New Discovery Value Fund

MFS® Series Trust XV:

MFS® Commodity Strategy Fund

MFS® Global Alternative Strategy Fund

MFS® Series Trust XVI:

MFS® Series Trust XVII:

MFS® International Equity Fund

MFS® Municipal Series Trust:

MFS® Alabama Municipal Bond Fund

MFS® Arkansas Municipal Bond Fund

MFS® Georgia Municipal Bond Fund

MFS® Maryland Municipal Bond Fund

MFS® Massachusetts Municipal Bond Fund

MFS® Mississippi Municipal Bond Fund

MFS® Municipal Income Fund

MFS® Municipal Intermediate Fund

MFS® New York Municipal Bond Fund

MFS® North Carolina Municipal Bond Fund

MFS® Pennsylvania Municipal Bond Fund

MFS® South Carolina Municipal Bond Fund

MFS® Virginia Municipal Bond Fund

MFS® West Virginia Municipal Bond Fund

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

EXHIBIT B

ALLOCATION METHODOLOGY

Allocation Methodology

Accrual and Allocation Methods – MFS Funds

Dividend Frequency	Expense Allocation Method	Income Allocation Method	Capital Gain/Loss and Unrealized Appreciation and Depreciation Allocation Method	Capital Gain Dividend Entitlement	Income Dividend Entitlement

Periodic	Relative Net Assets	Relative Net Assets	Relative Net Assets	Shares Outstanding	Shares Outstanding

Daily	Settled Shares Method	Settled Shares Method	Relative Net Assets	Shares Outstanding	Settled Shares

1